Exhibit 99.1

Press contact:

Ellen Slaby

Centra Software

(781) 994-1068

eslaby@centra.com

Centra Founder to Leave Senior Management Role

Leon Navickas to Remain Chairman of the Board and Company Advisor

LEXINGTON, Mass. (September 30, 2004) – Centra Software, Inc. (NASDAQ: CTRA), a leading provider of specialized solutions, delivering software and services for online business collaboration, announced that effective today, Leon Navickas will leave his senior management role at Centra in order to pursue new opportunities. Mr. Navickas’ duties as Centra’s chief strategy officer are being assumed by other members of the executive team within the organization. He will remain chairman of the board of directors and serve as an advisor to the Company.

“Leon has been an integral part of Centra’s success,” said Paul Gudonis, chief executive officer and president of Centra. “With his enormous talent and technology vision, Leon drove breakthrough innovations in eLearning and real-time collaboration. The entire Centra team wishes him great success in his new endeavors. As we move Centra to the next level of growth, we remain committed to continuing the work he began, building our position as an industry leader by changing the way work gets done through online collaboration.”

Mr. Navickas founded Centra in 1995 with a vision to help businesses shift their communication-intensive, group-oriented work to the Internet using scalable, enterprise-class, real-time applications software. Following a successful career at Lotus where he gained first-hand experience with collaboration software, he led Centra as CEO for over eight years from a venture funded start-up, through successful IPO, and into a market leadership position. In 2003 Mr. Navickas was recognized by the New England Business and Technology Association for executive leadership. In 2002 he was named Computerworld Honors Laureate for contributions to technology advancement. In 2001 he received the prestigious Mass High Tech All-Star award. Currently, Mr. Navickas serves on the executive board of directors for the Massachusetts Software and Internet Council and is chairman of the board of Centra.

About Centra

Online business collaboration solutions from Centra create workforce efficiencies and enable organizations to share and exchange business-critical information with geographically distributed customers, partners, prospects and employees. Centra’s solutions integrate real-time collaboration and departmental business processes with specialized applications that increase sales effectiveness, improve collaborative learning and accelerate enterprise application rollouts and customer acquisition initiatives. Currently available in 12 languages, Centra solutions can be deployed as on-site software or through its ASP service and are supported by an active ecosystem of value-added partners, including Siebel, PeopleSoft, SAP and Deloitte Consulting. Organizations across every major industry and market sector choose Centra, including Wyndham International, Weyerhaeuser, Underwriters Laboratories, BMW and Stanford University. Headquartered in Lexington, Massachusetts, Centra serves a worldwide customer base throughout the Americas, Europe, Asia and Australia. For more information, visit www.centra.com.

Safe Harbor Statement Regarding Forward-Looking Statements

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements about the beliefs and expectations of management regarding the Company’s future performance, the Company’s strategic initiatives, its ability to achieve and maintain a leadership position in real-time conferencing and collaboration, demand for the Company’s software services and management’s goals and objectives regarding future results of operations and statements that involve risk and uncertainties that may individually or mutually impact the matters discussed herein, and cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, risks associated with the Company’s ability to successfully execute its strategic plan, uncertainty of market reaction to the Company’s sales and marketing efforts, product demand for and market acceptance of the Centra 7 collaboration platform and the Company’s other current and future products, the effect of economic conditions generally on the market for IT spending and for the Company’s products, the results of future research and development activities, the impact of competitive products and pricing, technological difficulties and/or other factors outside the control of the Company, which are detailed from time to time in the Company’s filings with the SEC, available at www.centra.com/investorrelations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements

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Centra is a registered trademark, and Centra 7 is a trademark of Centra Software, Inc. All other trademarks referenced herein are the property of their respective owners.